PRELIMINARY COPY


    CLASS B                  BASE TEN SYSTEMS, INC.                  CLASS B

       Proxy solicited on Behalf of the Board of Directors of the Company for the Special Meeting of Shareholders on October 23, 1998

                  The undersigned hereby constitutes and appoints Thomas E. Gardner and William F. Hackett, and each of them, true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned and vote, as directed, all shares of Class B Common Stock which the undersigned may be entitled to vote, at the Special Meeting of Shareholders of Base Ten Systems, Inc. to be held at the Company's offices at One Electronics Drive, Trenton, New Jersey, 08619, on Friday, October 23, 1998, at 9:00 a.m., and at any adjournments or postponements thereof, on all matters coming before said meeting.

         You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted by the persons named above as proxies unless you sign and return this card.

         The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted FOR approval of the proposals set forth in the Notice of Special Meeting of Shareholders.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME BY FORWARDING TO THE COMPANY A SUBSEQUENTLY DATED PROXY RECEIVED BY THE COMPANY PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

                  (continued, and to be signed on reverse side)

       Please date, sign and mail your proxy card back as soon as possible
                         Special Meeting of Shareholders

                             BASE TEN SYSTEMS, INC.
                                     Class B

             A |X| Please mark your votes as in this example.
The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement furnished herewith and hereby revokes any proxy or proxies heretofore given.

THE  BOARD OF  DIRECTORS  OF THE  COMPANY  RECOMMENDS  VOTES  "FOR"  EACH OF THE
FOLLOWING:

1. Approval of an amendment to the Certificate of Incorporation to increase the authorized Class A Common Stock from 40 million to 60 million.

                      FOR     AGAINST    ABSTAIN


                      |_|       |_|        |_|



2.  Approval of the sale and issuance of  Series B, Convertible Preferred Stock.

                      FOR     AGAINST    ABSTAIN


                      |_|       |_|        |_|


3. Approval of the issuance of Class A Common Stock Purchase Warrants to Series A Preferred Stock holders receiving Series B, Convertible Preferred Stock.

                      FOR     AGAINST    ABSTAIN


                      |_|       |_|        |_|


4.  Approval  of  the   modification  of  the  outstanding   9.01%   Convertible
    Subordinated Debenture.

                      FOR     AGAINST    ABSTAIN


                      |_|       |_|        |_|



5. Approval of the sale and issuance of up to 6,666,666 shares of Class A Common Stock and up to 1,000,000 Warrants to purchase Class A Common Stock.

                      FOR     AGAINST    ABSTAIN


                      |_|       |_|        |_|


6.  Approval of the amendment to the 1998 Directors'  Stock Option Plan.

                      FOR     AGAINST    ABSTAIN


                      |_|       |_|        |_|


7.  Approval of the amendment to the 1998 Stock Option and Stock Award Plan.

                      FOR     AGAINST    ABSTAIN


                      |_|       |_|        |_|



Signature (Title, if any)____________________________________ Date________, 1998
Signature (if held jointly)__________________________________ Date________, 1998

NOTE: Please print and sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the Proxy. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership please sign in partnership name by authorized person.